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                                                                    EXHIBIT 32.2


       STATEMENT OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C. SECTION 1350

I, George A. Hervey, the chief financial officer of Marvell Technology Group Ltd. (the "Company"), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

       (i) the Annual Report of the Company on Form 10-K for the fiscal year ended January 31, 2004 (the "Report"), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

      (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                      /s/ George A. Hervey
                                      ------------------------------------------
                                      George A. Hervey
                                      Vice President and Chief Financial Officer


                                      Date: April 13, 2004